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                                                                      EXHIBIT 99

                                     [LOGO]


ARMSTRONG WORLD INDUSTRIES, INC. PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


George A Lorch, Frank A. Riddick III and Deborah K. Owen, or any one or more of them, with the power of substitution in each, are hereby authorized to represent the undersigned at the Annual Meeting of the shareholders of Armstrong World Industries, Inc. to be held at the principal office of the Company, 2500 Columbia Avenue, in Lancaster, Pennsylvania, on Monday, May 1, 2000 at 10:00 a.m. local time, and at any postponement or adjournment of that meeting. At that meeting, they are authorized to vote, as indicated below, the same number of shares as the undersigned would be entitled to vote if then personally present including shares, if any, credited to the undersigned's account under the Company's shareholder dividend reinvestment plan.


THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HERE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THREE TERMS OF THE MANAGEMENT ACHIEVEMENT PLAN AND FOR THE APPROVAL OF THE ESTABLISHMENT OF A HOLDING COMPANY AND RELATED MATTERS.


                     THIS PROXY IS CONTINUED ON THE BACK.
                 PLEASE SIGN ON THE BACK AND RETURN PROMPTLY.


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                                                           Please mark your
                                                             vote as     [X]
                                                           indicated in
                                                           this example

The Board of Directors recommends a vote FOR each of the following proposals

PROPOSAL 1:  ELECTION OF THREE DIRECTORS FOR TERMS                    FOR all nominees listed           WITHHOLD    [__]
TO EXPIRE IN 2003.                                                    [__] (except as marked to         AUTHORITY to
NOMINEES:  Van C. Campbell, John A. Krol, and David W. Raisbeck       the contrary below)               vote for all nominees
To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

PROPOSAL 2:  APPROVAL OF THREE TERMS OF ARMSTRONG'S
MANAGEMENT ACHIEVEMENT PLAN                            FOR   AGAINST  ABSTAIN
                                                       [__]   [__]     [__]

PROPOSAL 3:  ESTABLISHMENT OF A HOLDING COMPANY
                                                       FOR   AGAINST  ABSTAIN
                                                       [__]   [__]     [__]

                                                                        WILL
                                                                       ATTEND
                                                                       [__]

                              If you plan to attend the Annual Meeting, please mark the Will Attend block. An admission ticket will be mailed to you.

                              In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment. If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees. Please mark, sign (exactly as name(s) appears at left), date and mail this card promptly in the postage prepaid return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc. should so indicate when signing.


Signature__________________________________       Date _______________________

Signature _________________________________       Date _______________________

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